LINEAGE ANNOUNCES NEW CHIEF FINANCIAL OFFICER Robb LeMasters to join as Chief Financial Officer; Ki Bin Kim to join as Vice President of Investor Relations. Novi, MI – October 20, 2025 – Lineage, Inc. (NASDAQ: LINE), the world’s largest global temperature-controlled warehouse REIT, today announced the appointment of Robb LeMasters as Chief Financial Officer, effective November 10, 2025. LeMasters will succeed Rob Crisci, who previously announced his intent to retire and will remain with the company in an advisory role through a transition period. LeMasters brings to Lineage more than two decades of finance and executive leadership experience, with a record of driving disciplined growth, capital efficiency, and shareholder value across complex, capital-intensive businesses. Most recently, he served as Chief Financial Officer of BWX Technologies, Inc. (NYSE: BWXT), where he helped guide the company’s financial strategy and expansion within the energy and industrial sectors. Prior to BWXT, LeMasters was a Managing Director at Blue Harbour Group, a public markets focused investment firm which concentrated on driving long-term value creation, and held senior roles at Theleme Partners, The Children’s Investment Fund, and Highbridge Capital Management. He began his career as an analyst at Morgan Stanley in the mergers and acquisitions group and subsequently joined Forstmann Little & Co. as a private equity analyst. LeMasters earned a bachelor’s degree from the Wharton School at the University of Pennsylvania and a Master of Business Administration from the Harvard Business School. “Robb’s depth of experience in managing complex financial operations and creating long- term value for global investors makes him an ideal fit for Lineage,” said Greg Lehmkuhl, President and Chief Executive Officer of Lineage. “His leadership will further strengthen our team and support our strategy to grow as the world’s most trusted, connected temperature-controlled warehousing and logistics partner.” “I’m excited to join Lineage at such a pivotal time,” said LeMasters. “This company has built an extraordinary global network with a clear mission and significant runway for growth. I look forward to partnering with the leadership team to build on that momentum, advance our financial strategy, and deliver value for our stakeholders.” Today, Lineage also announced the appointment of Ki Bin Kim as Vice President of Investor Relations.

Kim joins Lineage from Truist Securities, where he served as Managing Director of U.S. REIT Equity Research. With over two decades of experience in financial services and equity research, Kim brings deep public real estate sector expertise and a proven track record of delivering actionable insights to institutional investors. At Truist, he was recognized for his coverage of leading public REITs and consistently ranked among top analysts for his performance. “We are thrilled to welcome Ki Bin to the Lineage team,” said Lehmkuhl. “His extensive knowledge of the REIT landscape and strong relationships across the investment community will be invaluable as we continue to grow our business and communicate our strategic vision to our stakeholders.” In his new role, Kim will lead Lineage’s global investor relations strategy, serving as the company’s primary liaison with the investment community. He will focus on strengthening relationships with existing and prospective investors, as well as communicating the company’s financial performance, growth strategy, and long-term vision for value creation. For more information, please visit ir.onelineage.com. About Lineage Lineage, Inc. (NASDAQ: LINE) is the world’s largest global temperature-controlled warehouse REIT with a network of over 485 strategically located facilities totaling approximately 86 million square feet and approximately 3.1 billion cubic feet of capacity across countries in North America, Europe, and Asia-Pacific. Coupling end-to-end supply chain solutions and technology, Lineage partners with some of the world’s largest food and beverage producers, retailers, and distributors to help increase distribution efficiency, advance sustainability, minimize supply chain waste, and, most importantly, feed the world. Learn more at onelineage.com and join us on LinkedIn, Facebook, Instagram, and X. Forward Looking Statements Certain statements contained in this press release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Lineage intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by Lineage’s use of forward-looking terminology such as “may,”

“will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of Lineage’s performance in future periods. Except as required by law, Lineage does not undertake any obligation to update or revise any forward-looking statements contained in this release. Media Contact Megan Hendricksen VP, Global Marketing & Communications pr@onelineage.com ###